INDEPENDENT AUDITORS' CONSENT


Board of Directors and Stockholders
Comcast Cable Communications, Inc.
Philadelphia, Pennsylvania


We consent to the incorporation by reference in Registration Statements Numbers 333-46736 and 333-66649 of Comcast Cable Communications, Inc. and its subsidiaries on Form S-3 of our report dated February 23, 2001, appearing in the Annual Report on Form 10-K of Comcast Cable Communications, Inc. and its subsidiaries for the year ended December 31, 2000.





/s/ Deloitte & Touche LLP
Philadelphia, Pennsylvania
March 15, 2001